UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2015

FALCONRIDGE OIL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54253	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-120 West Beaver Creek Rd., Richmond Hill, Ontario, Canada		L4B 1L2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (905) 771-6551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement with Union Capital, LLC

On February 3, 2015, we entered into a securities purchase agreement with Union Capital, LLC, pursuant to which Union Capital agreed to provide our company with an aggregate investment of $52,500 in consideration of our issuance of a convertible promissory note.

On February 17, 2015, Union Capital funded an aggregate investment of $52,500 to us pursuant to our agreement.  Therefore, we issued Union Capital a convertible promissory note with 8% interest commencing February 3, 2015 and due February 3, 2016 and convertible into common shares on a cashless basis at a price equal to 65% of the average of the two lowest bids on the 20 trading days before a notice to convert.

Loan Agreement with LG Capital Funding, LLC

On February 23, 2015, we entered into a securities purchase agreement with LG Capital Funding, LLC, pursuant to which LG Capital agreed to provide our company with an aggregate investment of $78,750 in consideration of our issuance of convertible promissory notes.

On February 17, 2015, LG Capital funded an aggregate investment of $78,750 to us.  Therefore, we issued LG Capital a convertible promissory note with 8% interest commencing February 11, 2015 and due February 11, 2016 and convertible into common shares on a cashless basis at a price equal to 65% of the average of the two lowest bids on the 20 trading days before a notice to convert.

Loan Agreement with Adar Bays, LLC

On February 23, 2015, we entered into a securities purchase agreement with Adar Bays, LLC, pursuant to which Adar Bays agreed to provide our company with an aggregate investment of $52,500 in consideration of our issuance of convertible promissory notes.

On February 19, 2015, Adar Bays funded an aggregate investment of $52,500 to us.  Therefore, we issued Adar Bays a convertible promissory note with 8% interest commencing February 3, 2015 and due February 3, 2016 and convertible into common shares on a cashless basis at a price equal to 65% of the average of the two lowest bids on the 20 trading days before a notice to convert.

Loan Agreement with Iconic Holdings, LLC

On February 23, 2015, we entered into a securities purchase agreement with Iconic Holdings, LLC, pursuant to which Iconic Holdings agreed to provide our company with an aggregate investment of $165,000 and up to $550,000 in consideration of our issuance of convertible promissory notes and common share purchase warrants.

On February 20, 2015, Iconic Holdings funded an aggregate investment of $100,000 to us.  Therefore, we issued Iconic Holdings a convertible promissory note with 10% interest due February 17, 2016 and convertible into common shares on a cashless basis at a price of the lower of 60% of the average of the lowest bids on the 20 trading days before a notice to convert.

Item 3.03 Material Modification to Rights of Security Holders

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On February 20, 2015, we filed a Certificate of Amendment with the Nevada Secretary of State to create  450,000,000 shares of preferred stock, par value $0.001.  The Certificate of Amendment will be effective with the Nevada Secretary of State on February 23, 2015.

On February 20, 2015, we filed a Certificate of Designation with the Nevada Secretary of State designating 10,000,000 shares of our preferred stock as Series A Preferred Stock, which series shall have certain designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions, in particular, it shall have the following voting rights:

Each share of Series A Preferred Stock shall entitle the holder to one (1) votes for each share of Series A Preferred Stock.  In any vote or action of the holders of the Series A Preferred Stock voting together as a separate class, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to one vote per share. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class. The holders of the Series A Preferred Stock shall share ratably, with the holders of common stock, in any dividends that may, from time to time may be declared by the board of directors.  The holders of the Series A Preferred Stock shall rank pari passu with the holders of common stock in respect of all rights in liquitdation, dissuloution or windinging up with all of said assets being distributed among the holders of the Series A Preferred Stock and other classes of stock ranking pari passu with the Series A Preferred Stock.  The holders of the Series A Preferred Stock shall have the right to convert at any time all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to 1,000 (one thousand) shares of Common Stock for each 1 (one) share of Series A Preferred Stock being converted (the “Conversion Ratio”), provided that the Company has a sufficient number of authorized shares of Common Stock for such conversion

The complete Certificate of Designation is filed as Exhibit 10.10 and is effective with the Nevada Secretary of State on February 23, 2015.

Item 9.01 Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated as of February 23, 2015 between our company and Union Capital, LLC.
10.2	Form of Convertible Promissory Note between our company and Union Capital, LLC.
10.3	Securities Purchase Agreement dated as of February 27, 2015 between our company and LG Capital Funding, LLC.
10.4	Form of Convertible Promissory Note between our company and LG Capital Funding, LLC.
10.5	Securities Purchase Agreement dated as of February 27, 2015 between our company and Adar Bays, LLC.
10.6	Form of Convertible Promissory Note between our company and Adar Bays, LLC.
10.7	Securities Purchase Agreement dated as of February 27, 2015 between our company and Iconic Holdings, LLC.
10.8	Form of Convertible Promissory Note between our company and Iconic Holdings, LLC.
10.9	Certificate of Amendment filed with the Nevada Secretary of State on February 23, 2015 with an effective date of February 23, 2015.
10.10	Certificate of Designation filed with the Nevada Secretary of State on February 23, 2015 with an effective date of February 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONRIDGE OIL TECHNOLOGIES, CORP.

/s/Mark Pellicane
Mark Pellicane
Principal Executive Officer and Director
March 25, 2015